UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

Uniti Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42779	85-2262564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Riverfront Drive, Suite A Little Rock, Arkansas	72202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 850-0820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As noted in Item 5.07 below, at the 2026 annual meeting of stockholders (the “Annual Meeting”) of Uniti Group Inc. (the “Company”), the Company’s stockholders approved an increase in the number of shares available for issuance under the Uniti Group Inc. 2025 Equity Incentive Plan (the “Long-Term Incentive Plan”). A summary of the material terms of the Long-Term Incentive Plan is set forth on pages 22 through 26 of the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 21, 2026 (the “Proxy Statement”). The summary and the foregoing description of the Long-Term Incentive Plan are qualified in their entirety by reference to the text of the Long-Term Incentive Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held virtually on May 21, 2026 at 8:00 a.m. (Eastern time) at www.virtualshareholdermeeting.com/UNIT2026. During the Annual Meeting, the Company’s stockholders voted on five proposals. The proposals are described in the Company’s Proxy Statement. The voting results for each of the proposals are as follows.

1.	Election of Directors. The nine director nominees named in the Proxy Statement were elected to the Company’s Board of Directors by the following votes:

Name	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Jarrett Appleby	169,974,662	352,503	136,685	19,123,961
Scott G. Bruce	169,336,722	991,480	135,648	19,123,961
Francis X. (“Skip”) Frantz	168,698,026	1,630,738	135,086	19,123,961
Kenneth A. Gunderman	169,730,179	602,551	131,120	19,123,961
Mary McLaughlin	169,177,408	1,150,320	136,122	19,123,961
Joseph Natale	169,954,699	373,015	136,136	19,123,961
Carmen Perez-Carlton	170,018,475	310,350	135,025	19,123,961
Johannes Weber	169,924,886	401,318	137,646	19,123,961
Harold Zeitz	169,954,777	369,396	139,677	19,123,961

2.	Approval of an Increase in the Number of Shares Available for Issuance Under the Long-Term Incentive Plan. The stockholders approved an increase of 16,750,000 shares in the number of shares available for issuance under the Long-Term Incentive Plan by the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
166,790,041	3,448,249	225,560	19,123,961

3.	Advisory Vote to Approve Executive Compensation. The stockholders approved an advisory non-binding resolution approving the compensation of the Company’s named executive officers by the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
167,544,279	2,688,459	231,112	19,123,961

4.	Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation. The stockholders recommended, on an advisory non-binding basis, that the Company hold future advisory votes on executive compensation every year by the following votes:

Every Year	Every Two Years	Every Three Years	Votes Abstained	Broker Non-Votes
169,336,131	79,986	855,009	192,724	19,123,961

Consistent with the stockholders’ advisory vote, the Company’s Board of Directors has determined that the Company will hold advisory votes to approve the compensation of the Company’s named executive officers on an annual basis. These annual advisory votes will continue each year until the next required advisory vote on the frequency of stockholder votes on executive compensation, which will occur no later than the Company’s annual meeting of stockholders in 2032.

5.	Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accountant. The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountant for 2026 by the following votes:

Votes For	Votes Against	Votes Abstained
189,013,191	391,995	182,625

As disclosed in the Proxy Statement, in addition to receiving non-employee director compensation from the Company, Elliott Investment Management L.P. (“Elliott”) and Johannes Weber have entered into a consulting arrangement whereby Mr. Weber is eligible to receive additional compensation from Elliott in connection with his service on the Company’s Board of Directors. Mr. Weber’s compensation under the consulting agreement is based upon, among other things, returns realized by Elliott from their investment in the Company. Mr. Weber’s compensation will be equal to 0.45% of returns realized by Elliott if the Company does not enter into a strategic transaction or 0.90% if it does, subject to a number of conditions in the consulting agreement that could result in a lower payout.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Uniti Group Inc. 2025 Equity Incentive Plan, as amended and restated February 26, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITI GROUP INC.

By:	/s/ Daniel L. Heard
Name:	Daniel L. Heard
Title:	Senior Executive Vice President – General Counsel and Secretary

Date: May 22, 2026